Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Marshall & Ilsley Corporation on Form S-4 filed with the Securities and Exchange Commission of our report dated February 3, 2007 on the September 30, 2006 and 2005 Consolidated Financial Statements and Accountants’ Compilation Report of North Star Financial Corporation and Subsidiaries and the reference to us under the heading “Experts” in the information statement/prospectus.

Wolf & Company LLP

Oak Brook, Illinois

March 14, 2007

2100 Clearwater Drive • Oak Brook, Illinois 60523-1927
630.545.4500 main • 630.574.7818 fax • www.wolfcpa.com